SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 15, 2024

NORTECH SYSTEMS INCORPORATED
(Exact name of registrant as specified in charter)

Minnesota	0-13257	41-1681094
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

7550 Meridian Circle N, Maple Grove, MN 55369
(Address of principal executive offices)

(952) 345-2244
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.01 per share	NSYS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 15, 2024, the Company held its annual meeting of shareholders. The items voted on at the meeting and results of such voting are set forth below:

(1)
The shareholders elected eight directors to serve as members of the Company’s Board of Directors for one-year terms and until their successors are elected and qualified.  The shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
David B. Kunin	1,584,943	22,055	533,798
Ryan P. McManus	1,499,161	107,837	533,798
Jay D. Miller	1,479,013	127,985	533,798
Amy S. Fredregill	1,583,656	23,342	533,798
Dan Sachs	1,584,742	22,256	533,798
Stacy A. Kruse	1,583,156	23,842	533,798
Jose A. Peris	1,585,267	21,731	533,798
Debarah Sen	1,583,656	23,342	533,798

(2)
The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s proxy statement. There were 1,576,442 votes cast for the proposal; 22,124 votes cast against the proposal; 8,432 votes abstained; and there were 533,798 broker non-votes.

(3)
The shareholders approved an amendment to the 2017 Stock Incentive Plan increasing the shares of Common Stock reserved for issuance from 675,000 to 775,000. There were 1,562,149 votes cast for the proposal; 23,295 votes cast against the proposal; 21,554 votes abstained; and there were 533,798 broker non-votes.

(4)
The shareholders ratified the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. There were 2,122,489 votes cast for the proposal; 314 votes cast against the proposal; 17,993 votes abstained; and there were no broker non-votes.

Date: May 17, 2024

Nortech Systems Incorporated
(Registrant)

/s/ Andrew D. C. LaFrence
Andrew D. C. LaFrence Chief Financial Officer and SVP Finance